Exhibit 99.1

WEX Completes Acquisition of Certain HSA Assets of HealthcareBank

PORTLAND, Maine--(BUSINESS WIRE)--April 1, 2021--WEX (NYSE:WEX), a leading financial technology service provider, announced today that it has completed the previously announced acquisition of certain health savings account (“HSA”) assets of HealthcareBank, the custodian bank for customers of WEX’s Health division. The acquisition is expected to be accretive to adjusted net income in fiscal year 2021.

On February 11, 2021, WEX announced plans to acquire the HSA assets from HealthcareBank.

Forward-Looking Statement Disclaimer

This press release contains forward-looking statements intended to qualify for the safe harbors from liability established by the Private Securities Litigation Reform Act of 1995, including statements regarding expected financial benefits of the transaction, including with respect to accretion of adjusted net income. Any statements that are not statements of historical facts may be deemed to be forward-looking statements. When used in this press release, the words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “project” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such words. These forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially, including: the extent to which the coronavirus (COVID-19) pandemic and measures taken in response thereto adversely impact WEX’s business, results of operations and financial condition in excess of current expectations; the effects of general economic conditions on fueling patterns as well as payment and transaction processing activity; the impact of foreign currency exchange rates on its operations, revenue and income; changes in interest rates; the impact of fluctuations in fuel prices, including the impact of any continued reductions in fuel price and the resulting impact on its revenues and net income; the effects of its business expansion and acquisition efforts; potential adverse changes to business or employee relationships, including those resulting from the completion of an acquisition; competitive responses to any acquisitions; uncertainty of the expected financial performance of the combined operations following completion of an acquisition; the failure to complete or successfully integrate its acquisitions; the ability to realize anticipated synergies and cost savings; unexpected costs, charges or expenses resulting from an acquisition; its ability to successfully acquire, integrate, operate and expand commercial fuel card programs; the failure of corporate investments to result in anticipated strategic value; the impact and size of credit losses; the impact of changes to its credit standards; breaches of its technology systems or those of its third-party service providers and any resulting negative impact on its reputation, liabilities or relationships with customers or merchants; its failure to maintain or renew key commercial agreements; failure to expand its technological capabilities and service offerings as rapidly as its competitors; failure to successfully implement its information technology strategies and capabilities in connection with its technology outsourcing and insourcing arrangements and any resulting cost associated with that failure; the actions of regulatory bodies, including banking and securities regulators, or possible changes in banking or financial regulations impacting its industrial bank, WEX as the corporate parent or other subsidiaries or affiliates; legal, regulatory, political and economic uncertainty surrounding the United Kingdom’s departure from the European Union; the impact of the transition from LIBOR as a global benchmark to a replacement rate; the impact of its outstanding notes on its operations; the impact of increased leverage on its operations, results or borrowing capacity generally, and as a result of acquisitions specifically; the impact of sales or dispositions of significant amounts of its outstanding common stock into the public market, or the perception that such sales or dispositions could occur; the possible dilution to its stockholders caused by the issuance of additional shares of common stock or equity-linked securities; the incurrence of impairment charges if its assessment of the fair value of certain of its reporting units changes; the uncertainties of litigation; as well as other risks and uncertainties identified in Item 1A of its Annual Report for the year ended December 31, 2020, filed on Form 10-K with the Securities and Exchange Commission on March 1, 2021. WEX’s forward-looking statements do not reflect the potential future impact of any alliance, merger, acquisition, disposition or stock repurchases, other than the acquisition described above. The forward-looking statements speak only as of the date of this press release and undue reliance should not be placed on these statements. WEX disclaims any obligation to update any forward-looking statements as a result of new information, future events or otherwise.

About WEX Inc.

Powered by the belief that complex payment systems can be made simple, WEX (NYSE: WEX) is a leading financial technology service provider across a wide spectrum of sectors, including fleet, travel and healthcare. WEX operates in more than 10 countries and in more than 20 currencies through more than 5,200 associates around the world. WEX fleet cards offer 15.8 million vehicles exceptional payment security and control; purchase volume in travel and corporate solutions was $20.9 billion in 2020; and the WEX Health financial technology platform helps 408,000 employers and 33.1 million consumers better manage healthcare expenses. For more information, visitwww.wexinc.com.

Contacts

Media:
Jessica Roy
jessica.roy@wexinc.com
207.523.6763

Investors:
Steve Elder
steve.elder@wexinc.com
207.523.7769